Form C

Cover Page

Name of issuer:

HigherMe Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/24/2014

Physical address of issuer:

640 Ellicot Street
Buffalo NY 14203

Website of issuer:

http://www.higherme.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

10/8/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

20

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$444,910.00	$636,001.00
Cash & Cash Equivalents:	$375,921.00	$630,576.00
Accounts Receivable:	$1,159.00	$1,159.00
Short-term Debt:	$4,600.00	$7,609.00
Long-term Debt:	$70,000.00	$70,000.00
Revenues/Sales:	$933,695.00	$421,569.00
Cost of Goods Sold:	$344,555.00	$278,343.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,008,002.00)	($474,464.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

HigherMe Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John Robert Charles Hunter	CEO - HigherMe	HigherMe	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jean-Francois Chedeville	CTO	2014
John Robert Charles Hunter	President	2014
John Robert Charles Hunter	Secretary	2014
John Robert Charles Hunter	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jef Chedeville	450000.0 common stock	25.7
John Robert Charles Hunter	600000.0 Common Shares	34.3

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in your investment in the company being worth less because of the terms of future investment rounds.

As a startup organization, the company is still very dependent on its founder. If anything catastrophic were to happen to the company's founder, the future of the company may be compromised. The founding team is also small, adding to the risk.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

Our success is also dependent on our product innovation, including maintaining a robust pipeline of new products, and the effectiveness of our product packaging, advertising campaigns and marketing programs. There can be no assurance as to our ability to develop and launch successful products or to effectively execute advertising campaigns and marketing programs that resonate with and appeal to consumers. Both the launch of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. Our failure to make the right strategic investments to drive innovation or successfully launch our products or variants of established products could decrease demand for our products by negatively affecting consumer perception, as well as result in inventory write-offs and other costs.

We compete with larger and more established software companies which may have better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will not render our technology or products obsolete or that the software developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that that competition will intensify.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 5% - Wefunder Fee

95% - Marketing & Demand Generation (Conferences, Paid Display Ads, Etc.)

If we raise: **$1,070,000**

Use of Proceeds: 5% - Wefunder Fee

20% - Additional Sales Hires

20% - Additional Product & Engineering Hires

55% - Marketing & Demand Generation (Conferences, Paid Display Ads, Etc.)

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $8,000,000

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	2,000,000	1,575,639	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	600,000
Options:	169,000

Describe any other rights:

Common stock has voting rights. Those issued in a SAFE are unsecured, noninterest bearing, and carry no pre-defined redemption date. SAFE holders receive preference over shareholders in the event of a liquidation or dissolution event but are subordinated to debt hold

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). **These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents. To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.**

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The SAFEs issued in 2016 and 2017 entitle holders to equity under certain pre defined circumstances. The SAFEs are unsecured, non-interest bearing, and carry no pre defined redemption date. SAFE holders receive preference over shareholders in the event of a liquidation or dissolution event but are subordinated to debt holders.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	08/01/14
Amount	$15,000.00
Outstanding principal plus interest	$17,364.00 as of 04/02/18
Interest rate	5.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	01/01/19

Convertible Note

Issue date	12/01/14
Amount	$20,000.00
Interest rate	0.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	01/01/19

Convertible Note

Issue date 01/01/15

Amount $35,000.00

Interest rate 0.0% per annum

Discount rate 0.0%

Valuation cap $5,000,000.00

Maturity date 01/01/19

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2016	Section 4(a)(2)	SAFE	$50,000	General operations
1/2017	Section 4(a)(2)	SAFE	$1,120,045	General operations
1/2018	Section 4(a)(2)	SAFE	$10,000	General operations
1/2018	Section 4(a)(2)	SAFE	$400,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name Jef Chedeville

Amount Invested $4.50

Transaction type Priced round

Issue date 01/01/15

Relationship VP Engineering, 22.5% voting power

450,000 shares of common stock purchased at $0.0001 each

Name Rob Hunter

Amount Invested $6.00

Transaction type Priced round

Issue date 01/01/15

Relationship CEO and founder

600,000 shares of common stock purchased at $0.0001 each

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

In the retail and restaurant industries, yearly employee turnover rates are incredible, sometimes as high as 100%. In these low-margin businesses, turnover is the silent killer of profitability. We make it easy for hourly employers to find, screen, and interview applicants through text-to-apply software, mobile functionality, and video resumes. This connects quality candidates to the right jobs quickly, saving both employers and applicants thousands of dollars and hours a year.

We've helped over 100,000 people get hired in less than 3 years. By initially focusing on entry-level retail and restaurant positions, we've proved our model and market presence and are ready to explode. In the next 3-5 years, we see HigherMe's software replacing not only traditional resumes, but the need for a worker to even have to apply for a job. If we can limit how frustrating the process can be by instantly matching employees to applicants, HigherMe could change the entire hiring system.

Milestones

HigherMe Inc. was incorporated in the State of Delaware in March 2014.

Since then, we have:

- Earning close to $1.6 million in annual recurring revenue (and close to $1 million in revenue during 2017).
- Have partnerships with well-known brands like McDonald's, Dunkin Donuts, Domino's, Panera, Burger King, and more.
- Monthly recurring revenue has grown from $30k in August 2016 to $135k in April 2018.
- Our customer lifetime value, $19,917, is more than 6X our customer acquisition cost of $3,154.
- We've received more than 1,000,000 job applications and gotten over 100,000 people hired in 43 states.
- Candidate volume has grown 350% in the last 12 months.
- The current economic cost of service sector employment is $219 billion (50 million workers x 73% turnover x $6,000+ / hire = $219 billion).
- The company has been providing monthly loans to a related party it owns in full, Nova Scotia Limited, since 2017. These loans have no interest rate or maturity date, and have been given without expectation of repayment.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $933,695 compared to the year ended December 31, 2016, when the Company had revenues of $421,569. Our gross margin was 63.1% in fiscal year 2017, compared to 33.97% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $444,910, including $375,921 in cash. As of December 31, 2016, the Company had $636,001 in total assets, including $630,576 in cash.
- *Net Loss.* The Company has had net losses of $1,008,002 and net losses of $474,464 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $74,600 for the fiscal year ended December 31, 2017 and $77,609 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $70,000 in convertibles and $2,249,045 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital. We intend to go to market for a Series A in the next 3 - 6 months.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 - 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

HigherMe Inc. cash in hand is $500,000, as of April 2018. Over the last three months, revenues have averaged $100,000/month, cost of goods sold has averaged $25,000/month, and operational expenses have averaged $175,000/month, for an average burn rate of $100,000 per month. Our burn rate has been dropping as we secured a large deal with the Tours and Hospitality Board of Ontario, Canada in March. Because it's a Saas product this has added minimal expenses, but created an additional $27,000 of monthly recurring revenue. We've also experienced $5,000 - $10,000 of net growth each month from other customers. We expect our burn rate to drop to about $45,000 in the next 1 - 3 months as our revenues increase and costs stay relatively constant. We do not anticipate any major increases in costs of expenses in the immediate future.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://higherme.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Jean-Francois Chedeville
John Robert Charles Hunter

Appendix E: Supporting Documents



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INVEST IN HIGHERME

The comprehensive solution for hiring hourly employees

69
investors

$80,970
raised of $50K-$1.07M goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$10M valuation cap

A SAFE gives you the right to future shares in HigherMe. If you invest, you're betting the company will be worth more than $10M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $8M Valuation Cap
Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $8M valuation cap.

INVESTOR PERKS

$1,000+ 30-minute call with Rob Hunter to ask for advice on anything - getting into YC, franchising, hiring, early stage startups

$2,000+ Free meal at one of our customers' restaurants in your area

$5,000+ Lunch or dinner with our executive team at our offices in Toronto ON or Buffalo NY

$10,000+ Lunch or dinner with our CEO and Founder in a US or Canadian city of your choosing

“In the retail and restaurant industries, yearly employee turnover rates are incredible, sometimes as high as 100%. In these low-margin businesses, turnover is the silent killer of profitability. We make it easy for hourly employers to find, screen, and interview applicants through text-to-apply software, mobile functionality, and video resumes. This connects quality candidates to the right jobs quickly, saving both employers and applicants thousands of dollars and hours a year.



Rob Hunter
FOUNDER / CEO, HIGHERME

OUR AMBITION

We've helped over 100,000 people get hired in less than 3 years. By initially focusing on entry-level retail and restaurant positions, we've proved our model and market presence and are ready to explode. In the next 3-5 years, we see HigherMe's software replacing not only traditional resumes, but the need for a worker to even have to apply for a job. If we can limit how frustrating the process can be by instantly matching employees to applicants, HigherMe could change the entire hiring system.

KEY FACTS

- Earning close to $1.6 million in annual recurring revenue.
- Have partnerships with well-known brands like McDonald's, Dunkin Donuts, Domino's, Panera, Burger King, and more.
- Monthly recurring revenue has grown from $30k in August 2016 to $135k in April 2018.
- Our customer lifetime value, $19,917, is more than 6X our customer acquisition cost of $3,154.
- We've received more than 1,000,000 job applications and gotten over 100,000 people hired in 43 states.
- Candidate volume has grown 350% in the last 12 months.
- The current economic cost of service sector employment is $219 billion (50 million workers x 73% turnover x $6,000+ / hire = $219 billion).
- 85% of job candidates that start our application will finish it. This is 2X-3X higher than most other systems.

DOCUMENTS

HigherMe_Pitch_Deck.pdf

https://higherme.com *from Buffalo NY* Y COMBINATOR

Why I Like HigherMe

We invest in companies with the right team solving a real problem for a large, clearly defined market. HigherMe fits this criterion. As a small business owner, Rob had firsthand experience with the challenges related to hiring hourly employees. Rob founded HigherMe to solve these problems and he and his team have stayed laser-focused on doing just that since day one. We believe that Rob's vision, business sense, and real-world credibility have enabled him to build a strong team with a great product and that the company has enormous potential for growth.



Phil Nadel

FOUNDER & MANAGING DIRECTOR AT FOREFRONT VENTURE PARTNERS, INVESTOR @ GIMLET MEDIA PODCAST "THE PITCH"

THE BUZZ ABOUT HIGHERME

Hiring is a serious problem in the restaurant space. Rob has a great eye for opportunity and truly cares about helping his customers - he and his team are constantly talking to them and have built a great product around their needs. When your customers truly love your product, you will win every time, and I think HigherMe is well positioned to do that. It's so easy to lose focus as a founder in this space, but Rob and his team have cut a clear path and stuck with it. They continue to make great headway in a space that has seen very little innovation in the last 10 years.



Gautam Gupta
Founder & CEO of NatureBox

"HigherMe helps companies acquire qualified hourly workers across a wide spectrum of business settings with a unique platform that attracts and screens applicants. Their unique platform helps employers get a much better understanding of whether or not an applicant would be a good fit. Meanwhile, applicants benefit from being able to demonstrate their personalities which is important in the services sector



Jayme Fishman
Co-founder of The Unofficial Syndicate

Their interview scheduling (which texts the applicant to confirm they are coming) really helped reduce our no-shows. They also managed job postings on Indeed, Kijiji, etc, which really helped... instead of putting it off for days or weeks, I was able to get the job postings up quickly and fill positions. They also offer great customer service (with real people!), which made things that much easier. They make the process really simple. It helps a lot if you already have job descriptions and questions that you want to ask applicants ready to go.

Derek W.
Current User of HigherMe

From Franchisee to Tech CEO: How Rob Hunter Made The Leap to Entrepreneurism

Posted: February 15, 2018 at 10:26 am / by admin / comments (0) tags: Enterprise Radio, Entrepreneurs, Eric Dye, Franchisee to Tech CEO, full hiring suite, HigherMe, hiring, Hiring hourly workers, providing tech solutions for employers looking to hire,
March 29, 2018 @ epodcastnetwork.com

Taking HigherMe to the Next Level | Career Spotlights

Evan Lodge MBA'14 and Rob Hunter MBA'14 came to Babson with different backgrounds but a similar goal in mind. Evan Lodge MBA'14 and Rob Hunter MBA'14 Lodge's background was with Motor Trend magazine, a 6,000-person company. "I
March 29, 2018 @ babson.edu

Forget your resume, HigherMe has a better way to get you hired - Dragons' Den

Next Gen Den is Dragons' Den for an online world. Higher Me is a job search site that helps retail and hourly employers hire better employees faster. Can it recruit the Dragons with a giant valuation?
March 29, 2018 @ cbc.ca

HigherMe (YC W15) Promises A Smarter Approach To Applying For Retail Jobs And Other Hourly Work

HigherMe launches out of the YC Winter 2015 batch: "When you're trying to find the right person for a job, resumes don't always cut it.
March 29, 2018 @ blog.ycombinator.com

Founder Friday: Rob Hunter, HigherMe

Searching for a job is a process that can be time-consuming and frustrating. The first step is to find a position you're actually interested in. Then, you have to update your resume, write a cover letter, and answer dozens of questions about yourself - just for
October 20, 2017 @ 43north.org

How HigherMe helped this Freddy's franchise scale their hiring

HigherMe worked with Joby Management to set up their 20 locations with the Full Suite Hiring Platform to find, assess and hire the right candidates across the different positions. With access to HigherMe's Talent Pool, the GM's across the Freddy's
May 22, 2017 @ pizzamarketplace.com

HigherMe raises $1.5M to help businesses hire hourly workers

Hiring startup HigherMe is announcing that it has raised $1.5 million in seed funding. It's also brought on some big names as customers, including Dunkin Donuts, Panera Bread - and most recently, fast food chain White Castle.
October 19, 2016 @ techcrunch.com

Boston YC Startup HigherMe Gets Funding for Retail HR Software

The germ of the idea for HigherMe started in a chain of ice cream shops in Ontario, Canada. Co-founder Rob Hunter was running them and hiring wasn't easy. "A lot of millennials don't answer the phone if they don't know who's calling," he said. "They
October 15, 2016 @ americaninno.com

Governor Cuomo Announces Finalists for $5 Million 43North Startup Competition

16 Finalists Will Pitch Live In Buffalo for Shot at $1 Million Grand Prize Governor Andrew M. Cuomo today announced the 16 finalists for 43North - a $5 million competition designed to encourage entrepreneurs with high growth potential to
October 3, 2016 @ governor.ny.gov

HigherMe Leverages Text Messaging to Engage Hourly Employees - HR Talent Management (HRTM) by Argosight

In his "previous life," HigherMe CEO Rob Hunter owned seven ice cream stores, managing a team of about 100 employees at any given time. Recruiting hourly employees was an aspect of the job that Hunter struggled with, especially as he
March 9, 2016 @ hrtmexec.com

5 Staffing Marketplaces for On-Demand Vendors

The on-demand economy relies on a steady stream of self-employed workers who are willing to trade steady paychecks for flexibility and autonomy. But as the number of on-demand platforms increases, it's becoming more of a challenge for companies to
March 9, 2016 @ streetfightmag.com

5 Platforms for Hiring Quality Hourly Employees - Bizimply

Trying to hire in the hospitality and retail sector can be time-consuming, costly and stressful. These 5 platforms make posting a job, screening applicants and hiring the right employee a breeze. All 5 have unique features that make hiring easy. So let's get
March 3, 2016 @ bizimply.com

The Unofficial Syndicate Makes Lead Investment In HigherMe Seed Round

Boston, MA (PRWEB) December 16, 2015 -- The Unofficial Syndicate (http://theunofficialsyndicate.com), a newly formed network of angel investors that describes itself as "a new kind of syndicate" with "non-members" that is comprised of
December 16, 2015 @ prweb.com

Change is gonna come: more job boards and recruiting sites

HigherMe: Wading into the hourly and retail labor market, HigherMe offers to 'match' candidates to jobs – and even automatically apply to jobs for the candidate. A few interesting twists: candidates are encouraged to record a video intro, and HigherMe
September 29, 2015 @ jobboarddoctor.com

What if you could apply for jobs via SMS?

Well, now you can. Y-Combinator-funded startup HigherMe used TextIt to built a chat bot that registers job-seekers for their hiring service on the go, matching them with openings that fit their preferences, availability and location.
September 4, 2015 @ blog.textit.in

The Boston Globe

With a new crop of hiring apps, companies can get employees on demand

Kendra was created by a Boston startup called HigherMe — one of a handful of local companies that want to make applying for jobs and hiring employees more efficient. The days of the resume and the sweaty sit-down interview may be dwindling.
August 7, 2015 @ betaboston.com

CISION PR Newswire

Babson Tech Firm HigherMe Wins $15,000 In Startup Rounds Business Contest

April 28, 2014 /PRNewswire-USNewswire/ -- HigherMe, a Babson tech startup that makes it easier for retail employers to hire qualified workers, took home the $15,000 first prize in Startup Rounds business contest held recently through the Babson
April 29, 2014 @ prnewswire.com

The Problem: Hiring Hourly Employees Drains Resources

Our founder, Rob Hunter, was once Marble Slab Ice Cream's largest franchisee. As an owner of 7 stores, he noticed a huge problem -- some locations would struggle to receive job applications while others would receive dozens of resumes but deal with poor performance and high turnover.

Managers had to spend an inordinate amount of time interviewing, hiring, and training new employees instead of focusing on the ice cream itself. Soon, Hunter realized this was a problem not just for him, but for most businesses with hourly employees. Soon after, HigherMe was born.

80-90%	$6,000	650,000	2.5 Million
Yearly turnover in restaurants and retail spaces	Total hiring cost of an hourly employee	Franchise restaurants in the U.S.	Brick-and-mortar retail stores in the U.S.

We've Helped 100,000 People Get Hired

Paper resumes shed no light on how customer service job seekers would deal with a customer. On HigherMe, prospective employees can forget traditional resumes and phone calls -- they can apply with text messages and video resumes. Our app highlights the best in job seekers, and employers have noticed, hiring more than 100,000 of our users.



Our Clients Are Some of the Largest Employers in the U.S.

When we focus on marketing to a specific brand, we see great growth. In the last year, we've quadrupled the number of Dunkin' Donuts locations on our platform to 400.

Here are some companies that are looking for workers right now:

And more...

Job Seekers Love Our Functionality

6 in 10 job seekers apply via their mobile phones regardless of whether or not their job site is optimized for mobile. HigherMe is built on mobile functionality -- job seekers can apply with something as simple as a text message. We also send email and text alerts through an app designed to make it as easy as possible for applicants to find their ideal job. Our app design is so sleek and easy to use that 85% of candidates who start our application finish it.


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Our Progress So Far

April 2015
Completed Y Combinator
Plus, our product is launched.

October 2016
Won the 43North competition
Taking place in Buffalo, NY, the win attracts $1M in funding.

November 2016
Seed Round Closes
Our first seed round closes with investments from Gautam Gupta, TEEC Angel Fund, Forefront Venture Partners, and Ryan Holmes.

December 2016
We Reach $500K+ in Annual Recurring Revenue

March 2017
White Castle Deal Closes
We become the system of record for White Castle by adding all 400 of their locations.

January 2018
We Reach $1M+ in Annual Recurring Revenue

March 2018
We Surpass More Than 1M Job Applications

April 2018
Biggest Deal in Company History
This is the largest deal in company history by a factor of three, covering all hospitality & tourism in Ontario.

April 2018
We Reach $1.5M+ in Annual Recurring Revenue

Let's Make Hiring Easier Together

Dear Investors,

Hi! My name is Rob, and I'm the CEO and founder of HigherMe. We help retail and restaurant employers find, screen, and hire better employees faster. I used to own 7 ice cream stores and have worked as a Data Scientist for a venture-funded technology company.

Have you ever met someone that's been able to say that sentence before? One of my investors joked that I must have been "engineered in a lab" as the perfect person to start this company. I appreciate that sentiment! One of the big challenges in Silicon Valley is this apparent blind spot for how the majority of the American workforce operates, and hourly workers at places like Dunkin' Donuts, Burger King, and California Pizza Kitchen are a huge part of that.

I had my first hourly job when I was barely 15, helping with the drive-thru at my local McDonald's. A few short years later, I was in the ice cream business -- I eventually opened 7 locations and employed a few hundred people. Over the years, I had many wonderful employees work for me. One of the first was a girl named Kendra.

Kendra came into my store and dropped off a paper copy of her resume. This practice might seem foreign to anybody in technology or business, but to anybody in retail, it's common. As it became, too, for me -- at any given point, I'd have 100 resumes from eager job-seekers stacked up on my desk - and yet I still dealt with frequent turnover.

As my little mini ice cream empire grew, I very quickly realized I didn't have nearly as much face time with customers or resume-dropper-offers as I did in the early days. This is what made Kendra unique -- I was there when she dropped off her resume.

And it's a good thing I was, because her resume was awful. There were many misspelled words. There was very poor grammar. "Soccer" and "babysitting" were her top-listed relevant experiences.

And you know what? None of it mattered. Because she was awesome. Bright and cheerful. Full of energy, super enthusiastic, and great with customers. I gave Kendra a shot, and it's one of the best decisions I've ever made. She stayed with me for nearly four years -- an eternity in retail.

We started HigherMe for many reasons, but more than anything, we wanted to help employers cut through the noise and find more Kendra's, and help the "Kendra's" of the world find great opportunities for personal growth, even if they have terrible resumes.

We're on an amazing journey with this company, as we've processed over one million job applications, gotten over a hundred thousand people hired, and are working with thousands of great customers from amazing brands like McDonald's, Burger King, Dominos, White Castle, California Pizza Kitchen, Arby's, Shake Shack, Little Caesars, Papa John's, IHOP, and countless others. We're excited for you to join us!

HigherMe-sig.jpg

--Rob Hunter

We Showed Significant Growth in 2017


MRR HAS GROWN 3.5X IN 16 MONTHS
$140,000
$120,000
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Dec-16
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Sep-17
Oct-17
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Jan-18
Feb-18
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CANDIDATE FLOW HAS GROWN 8X IN THE LAST YEAR



Trailing 365-Day Candidate Volume
800000
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500000
400000
300000
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100000
Jan-17
Feb-17
Mar-17
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Meet the Founders



Rob Hunter
Founder / CEO
Former multi-unit operator @ Marble Slab Creamery. Teacher & Speaker. Early employee at Mobee



Jean-Francois Chedeville
Co-founder / CTO
Founder and Lead Engineer of Mobee, Former Software Engineer at Neowebcar

AND THE REST OF THE TEAM



Eric Bouchard

Director of Sales / Senior Account Executive

Sales Professional in Corporate IT conglomerates and Software Start-up companies



Cindy Wang

Client Service / Operations / Marketing

London Branch CEO at AIESEC, Former VPt of Extenal Affairs, Chief Communications Officer FCSS-FESC



Jeff Keeling

Front-End Development Team Lead

Former Web Developer at coUrbanize, Sapient, Invaluable / Skilled in Javascript, HTML, CSS, jQuery



Derek Williamson

Product & Growth

Founder of CrowdCom, Franchisee / Owner of Marble Slab Creamery Canada



Kathleen McDonough

Account Executive

Expert in helping businesses make hiring more personal and effective through technology



Steph Morgan

Chief Revenue Officer

Significant experience in HR Technology, including a major exit.

Raised $2,400,015 From 73+ Investors

Ryan Holmes

Entrepreneur, investor and future enthusiast. Founder and CEO of Hootsuite

Gautam Gupta

CEO of NatureBox. Ex-early stage VC at General Catalyst

Jonathan Lewy

Managing Partner at Investo, Investor in startups such as Simple Citizen, Rappi, Unbabel, Shift Labs

Tucker Max

CEO of Book In A Box, #1 Best Selling Author

Michael Rozenfeld

Five Fast Facts: 1) Professional Engineer 2) Founded multiple oil companies 3) Novelist 4) Gun, Outdoor, and Fitness Enthusiast 5) Longhorn

Stanley Forwand

Semi-retired cardiologist doing locum tenens work up to four days a month. the rest of my time I'm playing tennis.

MORE INVESTORS

Interview

Wefunder interviewed Rob Hunter on March 18, 2018.

– COLLAPSE ALL

WF: Who are you and what does your company do?

HUNTER: My name is Rob Hunter and I'm the founder and CEO of HigherMe. We help retail & restaurant employers hire better employees faster by featuring a software solution to help them improve their process for screening job applicants. This saves time during recruiting, gets more applicants in the door, and reduces turnover.

WF: What inspired you to start this company?

HUNTER: I've been a serial entrepreneur since I was a kid. In high school, I sold stuff on an e-commerce platform - I had an eBay account when I was 12 and hacked together my own website shortly after.

During my undergrad years, I built a student housing portfolio, and then went on to spend much of my 20's as a franchisee with Marble Slab Ice Cream. At 22, I was the youngest franchisee in the company, and I was the company's largest franchisee a few years later with 7 stores.

When I owned those seven stores, I had a recurring problem -- some stores would struggle to get any candidates applying for jobs while other locations would have a stack of resumes piling up, but then struggle with poor employee performance and high turnover.

After Marble Slab, I worked as a data scientist for a company in Boston that was trying to reinvent the mystery shopping industry. They had an app you could download and report on the service quality of a Dunkin Donuts or Panera Bread. Our customers kept talking about how challenging it was for them to find quality employees able to do entry-level jobs. That's what inspired me to build HigherMe.

WF: What type of business is HigherMe's ideal customer?

HUNTER: We play well in any industry with a high volume of entry-level roles where there is often high turnover and companies are hiring many people for one type of position. The unifying theme of hourly hiring as it exists today is that there are lots of inefficiencies at every stage of the process. The person that's responsible for hiring at these places is the local restaurant manager. It might be someone that doesn't have a university education or lots of human resources training. Perhaps more importantly than that, the managers have a hundred other things to do on top of hiring. They're coming at this problem with the mindset of needing to hire someone as quickly as possible and not taking the time to follow a process that would screen out bad candidates and highlight great ones.

The effect of that is high turnover. In the restaurant and retail hourly space, we often see turnover rates of 80-90%. Sometimes it's 100%. That means a location is getting an entirely new staff every year. An interesting study by the Cornell School of Hospitality determined that the fully-loaded cost of hiring for these types of roles is about $6,000 for every hourly employee hired. That factors into things like ramp-up time, training, and the redundancy while the new person is standing around learning how to do a job. No matter what kind of work experience and education you have, you are useless at my ice cream store until you've had time to learn what to do, and that can take a few weeks. In a low-margin business like restaurant and retail, where net income might be 10% or 12%, turnover is a big silent killer of profitability.

WF: How do you help solve the hiring problem?

HUNTER: At the very start of the process, we have our text-to-apply feature so that instead of filling out a paper form or going home to a desktop computer, a person can start an application by sending a text message. For the online application, we have the highest completion rate I've seen in the industry. About 85% of candidates that start our application will finish it. That's because our application is mobile friendly. There are alerts sent by email and text message throughout the process to remind people they have an incomplete application. Perhaps more important than anything else is that our app has great design. A lot of HR tech still looks like the internet used to look back in the early 1990s. Ours has an intuitive feel to it. It looks, feels, and acts like the internet is supposed to look like in 2018.

Another problem that happens a lot in this industry is people go to the trouble of filling out an application and dropping it off, but then they don't hear back from a manager for a week or two. They may never respond to an interview invitation because they found another job somewhere else. We empower the manager to get back to candidates immediately. They just have to press one button on our platform and then we send a text message inviting the candidate to schedule an interview based on the availability of the manager. We've seen that it simultaneously increases the number of interviews that get booked and decreases the number of no-shows, which is another problem in the industry.

This empowers managers who are busy and often don't have offices to respond quickly. They press two buttons to schedule an interview instead of playing phone tag or writing emails back and forth. When managers get back to candidates within hours instead of weeks, more candidates are available. And our experience has been that higher quality candidates are often unavailable if you're taking 2-3 weeks to respond.

WF: How do you pitch HigherMe to restaurant managers?

HUNTER: The pitch varies depending on who we're talking to, but the money certainly plays a part in talking to managers. We talk about a return on investment and how reducing turnover leads to saving money. A lot of the more sophisticated conversations around return on investment and the cost-benefit analysis happen at the franchisee level or the level of the regional director of operations. It happens one level up from the individual location manager. We talk about how if HigherMe is able to save managers five to 10 hours a week, what else could they spend that time doing? For an individual manager, an appeal to quality of life seems to work. Managing these stores is a high-demand job. Anything we can do to provide task automation, like reviewing resumes or scheduling interviews, gives them back a lot of their time.

The challenge a lot of these managers have is that everyone is using the resume as a barometer for whether we should invite someone for an interview. A resume is a bad way to evaluate someone for a job as an ice scooper, cashier, or hostess. Their personality, responsiveness, and willingness to put forth an effort are much more important.

Our video cover letter feature let us get a sense of a candidate's personality right up front. There is nothing more painful than sitting for a 20-minute interview with a candidate you know within the first 30 seconds isn't going to be a good fit. We eliminate painful interviews with folks that aren't going to be a fit and help highlight candidates with amazing personalities but maybe not the most amazing resumes.

WF: How has the business evolved since it started?

HUNTER: We founded the company in 2015. We launched the product midway through the year and started selling it shortly after, and it's been an interesting evolution. We had the opportunity to perfect the product and perfect the offering with a smaller operator. Over the last year, we moved to what I call the mid-market where we've got many brands on board, including Dunkin Donuts, Domino's Pizza, Panera Bread, Burger King, and McDonald's each with 10 to 30 locations.

Simultaneously, we expanded the restaurant vertical and started to see some initial work in retail and gyms. Right now we've got a proposal out to an automotive dealer to fill the same kind of high-volume, entry-level, customer-facing jobs. The thing I'm most excited about right now is that the product is good to go on a smaller side, mid-market customer side, and an enterprise customer side. We don't need to customize the product for each of these levels because it's that same end user - the store manager - at each level. In the early days, we'd sell to anybody who'd listen. Over the last year, we have perfected our strategy around the mid-market. Going forward, we'll also have a lot of enterprise opportunities.

WF: What is your sales strategy and will it change in the future? ^

HUNTER: Early on, a lot of our money came from hard-driving sales rather than marketing. We haven't done a lot of marketing yet, so the majority of the revenue has come from cold-calling and cold-emailing. We have a few proprietary methods that we use for sourcing email addresses and phone numbers. For example, as a Dunkin Donuts franchisee, you don't have a Dunkin Donuts dot com address given to you. It's hard to figure out the contact information for a prospective customer since we're often dealing with individual email addresses and in many cases, personal cell phone numbers. We've developed some interesting proprietary methods for sourcing those emails and phone numbers, and then our inside sales team gives a short presentation once they've connected with a prospect. It's typically about a month from the time of the first contact to the first dollar in the door, a relatively short sales cycle for smaller and medium-sized customers. They may pay for four locations initially and then add 30 and then add 70 more. We have a client in Atlanta who did it that way.

When we really focus and spend money on marketing on a specific brand, we see great viral growth. We've quadrupled the number of Dunkin' Donuts locations on the platform in the last year, going from about 100 to about 400. We were able to do that because we have a sales rep specific to that brand. She started about a year ago and has been laser-focused on adding more Dunkin Donuts. She even goes to the Dunkin Donuts conferences where we spent a little bit of money on marketing. We've also done some paid Facebook campaigns for the managers and franchisees at Dunkin Donuts. I think we're going to start to see similar viral growth over the next year with the first McDonald's and Burger King we've brought on board. Meanwhile, there are a lot of major enterprise opportunities.

WF: How are you measuring growth? ^

HUNTER: Internally, we're fanatical about growth. We look at month-to-month revenue growth. We're now at about $135,000 in monthly recurring revenues, so that's about $1.6 million in annual recurring revenue. We send an email out to our team every week looking at last week's growth, the three-week trend, and a compounding weekly basis and normalized monthly basis.

There's another key metric for us. We dug into our data and found that among customers that spend more than $1,000 a month with us, we see net negative churn of about -3.5%. That shows there is a ton of revenue from customers that started using us with a few locations and then added more. That's helped us identify our sweet spot. Somebody with 40 to 60 locations that might spend between $2,000 and $4,000 a month with us is the optimal customer, because we can bring them on board within four to six weeks and then expand to all of their locations in a couple of months.

That being said, there is still some great opportunity at the enterprise size, particularly because many of these organizations are often a hybrid of corporate locations and franchise locations. For example, we are talking to a major franchise owner that has 1,000 corporate locations and 2,000 franchise locations. If we're able to get the corporate business, it becomes much easier for their franchisee to sign up. Franchise customers make great targets for us because of the viral nature of their communities - the first franchisee of a new brand will tell other franchisees in the network, as well as their corporate franchisors, about the value we provide.

WF: How big is your potential market?

HUNTER: If we look purely at brick-and-mortar restaurant locations, the number is about 1 million in North America. We can dive into that and look at what's franchised and what's not. There are a few hybrids that are technically franchised but are co-owned or have other types of arrangements. The franchise-specific market is about 650,000 locations. That's not to say that we can't sell to others in addition to that or that we can't sell to organizations outside of that.

We are a good fit for a 40-unit non-franchised corporate brand and we brought many of those on board. But for targeting purposes, it's most advantageous to go after the franchise side. If we go outside of restaurants and into brick-and-mortar locations like gyms, retail stores, salons, and spas, the number of potential locations is more like 2.5 million in North America. We are a great fit for those places. It just hasn't been a major focus for us. We have hotel customers, gym customers, and retail customers, and expanding into those verticals is going to be a major piece for us going forward.

WF: How do you make money?

HUNTER: We charge the bulk of our customers a monthly subscription rate based on the number of locations they have and the size of the locations. The vast majority of locations are in the range of $50 to $200 per month, and the average is around $70 to $75 per month per location.

We have had the occasional customer fall outside the normal formula for a location. We talked to a call center that has 400 employees at one location, so we have priced a few deals based on a per-employee-per-month rate where we're essentially charging based on the total headcount of the organization. As we get more creative outside of the food and beverage vertical, it will become important for us to make sure we don't leave any value on the table with non-traditional clients like a call center.

WF: Do you offer a plan that's a flat rate per location regardless of how many people apply?

HUNTER: Yes, that's usually the way it works. We have the ability to slice and dice a little bit, and we'll provide our text-to-apply service as a separate module that can be added on. We walk the line between exposing modularity and telling clients they don't need to sign up for everything. If they only want the text-to-apply, we can just do the text-to-apply. The service is a great Trojan horse that gets us in the door. Once we land, we expand into everything else. But the majority of the time, particularly with a mid-market buyer, we are selling the whole package at once.

WF: Considering the advantage that an entrenched player like Craigslist has, how do you think about solving the discovery problem?

HUNTER: Even with Craigslist, there's still a job applicant that has to go Craigslist, read an ad, reply, attach a resume, sometimes fill out a form, and sometimes make a phone call. Users still have to take all of these steps after discovering the job ad. We estimate that Craigslist makes about $500 million from service and retail job postings. That number has gone way up in recent years. Craiglist used to charge $25 in the top 30 metros in the country. Now, it's $75 in San Francisco, $45 in Boston, and $7 in Bartlesville, Oklahoma.

The most innovative thing we're trying to do is eliminate the need for that original discovery piece for any industry with a high volume of entry-level roles with high turnover. In other words, if I am a recruiter on LinkedIn trying to hire an engineer, I can search for an engineer that lives in Boston with at least five years of experience. Then I can poke that engineer and talk about the company, the job, say why he or she might be a strong candidate, and see if there's interest. AngelList has built itself around a concept of candidate profiles of companies that haven't necessarily applied to work for you.

We are also building a network of profiles, and we've got about 700,000 people that have registered with a profile. Long term, we are trying to eliminate the need for a Craigslist job posting and eliminate the need for the worker to even have to apply for a job. We let the employers search through the database, find a line cook with three or more years of experience at a fine dining restaurant, lives within two miles of the restaurant, and is available to work evenings and weekends - then that prospective worker gets a text message inviting them to interview, even though they've never applied. That is where we're heading.

WF: Who is your competition?

HUNTER: This is definitely a competitive market. There are a lot of players out there trying to be the hiring system of choice, but it's shocking that so few of them focus on the same sector as us. Companies like Taleo, Brassring, and ADP, big enterprise software companies, do a few things very well but are trying to do everything, and so they end up doing parts very poorly. We are replacing ADP for a client we're currently bringing on. They don't want to use ADP as their applicant tracking system anymore because a lot of the enterprise players have built software that works really well for the professional, white-collar world, but then doesn't optimize for throughput, doesn't optimize for interview scheduling, doesn't send text messages, doesn't let candidates do a video. It doesn't live in the same world as these hourly employees.

Talentreef and PeopleMatter are two companies focused on the space we're in. The challenge at a lot of these companies is that the product has changed hands a couple of times. They've rebranded and changed their name, and the person who built the product is no longer at the company. What we see with a lot of those companies is that their completion rate is not very high and that they don't provide a very good candidate experience.

If we differentiate between the system of record competitive landscape and the sourcing landscape, one thing that might surprise people is that the sourcing landscape is a little bit more of a monopoly than a competitive market. If you walk down the street and interview a hundred different restaurant managers, 70 - 80% are going to say that they posted on Craigslist and spent money on Craigslist in the last 30 days. Maybe 20% will say they spent the money on Indeed. And then 5 - 10% will say they spent money on a local channel or another site with a little more niche offering. Craigslist dominates this market, and we see great potential to displace Craigslist. It's such an entrenched provider and it's vulnerable. It's got to the place it is despite not providing any value beyond eyeballs on the job postings.

WF: Where do you want the business to be in six months and then in one year?

HUNTER: Right now, we're seeing a fourfold increase in our unit count with one brand, Dunkin Donuts. It was the first brand we focused on, and now that we've got another dozen brands that have had their first, second, and third franchisee sign with us, I'm hopeful that a year from now we are seeing the number of locations like Burger King and Panera grow by four times or even 10 times.

We've now got White Castle as a major enterprise client, and they are very happy with us. We are meeting with them in late May and are hoping to introduce them to a number of new features. We have dozens of other enterprise opportunities in the pipeline. I'm hopeful that a year from now, we'll have a dozen of those deals closed and see those brands contributing even more than White Castle.

We have not harnessed the full power of marketing. I think there is so much that we could be doing from a thought leadership and content perspective. Even paid display advertising hasn't been a major focus for us so far. Improving the efficacy of our salespeople by bringing warm leads, via marketing and content, will be a major win for us.

We started to get a lot of great nibbles from retail chains, and I think our first dozen non-restaurant deals will be instrumental in proving just how big this opportunity is for us. We are potentially getting some beachhead customers in customer service, manufacturing, and automotive. It's a lot of different areas where what we've built has great applicability that we just need to go out and prove. We also want to introduce a type social component where workers provide feedback on their colleagues. That idea is going into our recommendations and our screening.

WF: How will this fundraising effort ultimately benefit the company?

HUNTER: We are now on a good trajectory and have a sufficient pipeline and sufficient historical revenue growth that if nothing changes, we are going to reach profitability without raising any more money. We've turned down millions of dollars in venture capital because we think we can do better. We think we can optimize for a Series A fundraising round later this year, and getting ready for that is the main reason to double down on growth. At this point, we have lots of enterprise-level customers in the pipeline and have seen a lot of growth from our mid-market customers.

More money right now helps us place some bets on marketing and product development. Doing what we've done for Dunkin Donuts for a dozen other brands will help accelerate our growth. The funding will help us make sure we keep our foot on the gas and not have to worry about profitability, as we'll be worrying about how to turn this into a $10 million company and someday a $100 million company.

WF: If you're successful, what will the world look like?

HUNTER: Replacing the resume is a big piece of this. This will involve process improvement on the employer's side and process improvement on the applicant's side. My vision is that instead of teaching high school students how to write resumes, someday schools will teach high school students how to make a HigherMe profile. Perhaps they won't need to teach them because it's so intuitive that students already know. I've seen firsthand with my own staff at the ice cream shops just how limiting and frustrating the hiring process can be. We want to have hundreds of millions of hourly workers on the platform and use intuitive proprietary data to determine who is a good fit for these roles.

WF: Why are you and your team the people to make HigherMe a success?

HUNTER: I've been a serial entrepreneur for a long time. I used to sell Japanese professional wrestling VHS and DVD tapes online back in the late 90's and early 2000's. I parlayed that into some real estate investing while in college and then was an ice cream entrepreneur for much of my 20s. I got an MBA from Babson College and worked as a data scientist at a company called Mobee.

I met my co-founder, Jeff, at Moby. Jeff was also a co-founder of that company and learned some great lessons there. Early in his career, there were a few challenges with Mobee and then a few shakeups. Jeff was ultimately asked to stay on, but he had had his fill and saw an opportunity with us. Jeff is a software engineer by trade. He was valedictorian of his undergraduate software engineering class. He also has a master's degree from UC Berkeley and is the most talented hacker I've ever seen. I've also seen Jeff grow into a leader and a manager. He's got a whole team of engineers that have great respect for him and who work as a well-oiled machine.

The other person to highlight is our chief revenue officer, Steph Morgan. Steph was a co-founder of a company called Talent Egg, which helped college students find off-campus work. Talent Egg reached eight-figure revenue, and had an eight-figure exit, despite having never raised any venture capital or angel money. Steph is a veteran of the HR technology industry and has done a lot with a little. She's been on board about a year now and is excited to have a little bit more firepower in the form of venture capital. She's been instrumental in leading our sales teams, establishing our marketing efforts, and heading up the client services team.

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ASK QUESTION

Michael Thomas Apr 20

People are the single most important resource. But selecting the right people is notoriously difficult. A tool that helps managers select good people has tremendous value. How does HigherMe help managers select people with the personal characteristics necessary to be efficient and effective employees?
Also: A free meal at McDonald's, Dunkin Donuts, Domino's, Panera, or Burger King. Seriously?

Rob Hunter Founder / CEO FOUNDER Apr 20

Hey Michael!

We work individually with each new customer to come up with a specific set of assessments that candidates engage with as part of the application process, to better identify who's likely to be a fit.

We also let candidates record a short video cover letter so that employers can get a better sense for the candidate's personality - having a bright, cheerful personality is hugely important in these industries.

For larger clients, we can also actually do an exhaustive deep dive on historical data around retention and performance - essentially looking at what characteristics specific to THAT position with THAT employer best predict things like turnover and advancement. This in unique in the market, given that most candidate screening is based on decades-old "Myers-Briggs-esque" multiple choice questions.

As for your last question - yep, seriously! We'd much rather spend investment dollars on things that help the company grow, rather than flashy perks. Also - the new Garlic White Cheddar Burger at McDonald's is pretty epic. Don't knock it 'till you've tried it!

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J.J. Sowers May 1

Is this a down round?

Rob Hunter Founder / CEO FOUNDER May 1

Nope! We last raised capital from private investors on a $6M cap SAFE.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

HigherMe is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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